Exhibit 99.2

Contact:

Joe Crivelli

Senior Vice President

Gregory FCA

Direct: 610-228-2100

Jay Herratti Joins Nutrisystem Board of Directors

E-business strategist with a successful track record of scaling online businesses brings important perspective to board

FORT WASHINGTON, Pa., April 25, 2013 -- Nutrisystem, Inc. (NASDAQ: NTRI), a leading provider of weight management products and services, today announced that Jay Herratti has been elected to the Board of Directors, effective immediately.

"Jay's track record of launching and leading interactive companies and understanding and capitalizing on trends in the ecommerce space make him a valued addition to the Board," noted Mike Hagan, Chairman of the Nutrisystem Board of Directors. "From working with and leading consumer brands like Home Shopping Network, Urbanspoon and Citysearch to mentoring Internet start-ups, Jay is savvy when it comes to consumer behavior online and off. We're delighted to have him on the team as we continue to focus on Nutrisystem's turnaround."

"I'm excited to join the Nutrisystem Board particularly at this moment in time and with this leadership team," said Mr. Herratti. "Nutrisystem is a powerful brand in the weight loss space and the company has such strong digital roots and potential. Capitalizing on ecommerce and other trends and translating that into growth strategies is what attracted me to this board position. I'm excited about the opportunity to help this enduring brand return to growth."

Since May 2012, Mr. Herratti has been focused on mentoring Internet start-up businesses, leading professional groups, and providing advisory services.  Previously, Mr. Herratti was the Chief Executive Officer of CityGrid Media, LLC, an online media company that connects web and mobile publishers with local advertisers. CityGrid Media owns and operates CityGrid, a local content and advertising network, as well as leading consumer brands such as Urbanspoon, Citysearch and InsiderPages.

Mr. Herratti has also held leadership positions with IAC/InterActive Corp, the Home Shopping Network (HSN), Boston Consulting Group and GE Capital. Mr. Herratti has a B.S. in Business & Management from the University of Maryland at College Park, and an MBA from INSEAD in Fontainbleu, France.

Forward-Looking Statement Disclaimer

Information provided and statements contained in this press release that are not purely historical, such as details about the company's management changes and future prospects, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and the Company assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, specific factors discussed herein and in other releases and public filings made by the Company (including filings by the Company with the Securities and Exchange Commission). Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.

About Nutrisystem

Having helped Americans lose millions of pounds for over 40 years, Nutrisystem, Inc. (NASDAQ: NTRI) develops evidence-based programs for healthy weight management, and is the leading provider of home-delivered weight loss meal plans. Nutrisystem offers balanced nutrition in the form of low glycemic index meal plans designed for men and women, including seniors, vegetarians and the Nutrisystem® D® program for people with diabetes or at risk for type 2 diabetes. Nutrisystem® plans include a wide variety of pantry and frozen entrees and snacks to aid in program satisfaction and adherence, as well as transition plans to support long-term success. The Fort Washington, PA-based company also provides weight management support and counseling by trained weight-loss coaches and registered dietitians, as well as through an engaged online community, online tools and trackers, mobile apps, cookbooks and more. Healthcare professionals may learn more about the programs by visiting www.nutrisystem.com/hcp. Nutrisystem® weight loss plans are available directly to consumers through www.nutrisystem.com, by phone (1-800-435-4074) and at select retailers.